SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 10, 2010

RUBIO’S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (760) 929-8226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02  Results of Operations and Financial Condition.

On May 10, 2010, Rubio’s Restaurants, Inc. (the “Company”) held a live conference call at 8:30 a.m. Eastern time (5:30  a.m. Pacific time) to discuss its financial performance for the quarter ended March 28, 2010 and other related material information.  A copy of the transcript for this call is attached as Exhibit 99.1 and incorporated herein by reference.  The call transcript includes certain non-GAAP financial measures.  Reconciliations of these non-GAAP financial measures to the most directly comparable measures prepared in accordance with U.S. GAAP are set forth in  the Company’s Earnings Release and posted separately on the Investor Relations page of the Company’s website at http://www.rubios.com.

In accordance with General Instruction B.2 of Form 8-K, this information in this Item 2.02 and Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that section, nor shall such information and the financial information contained in such exhibit be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01  Other Information.

On May 10, 2010, the Company held a live conference call at 8:30 a.m. Eastern time (5:30  a.m. Pacific time) to discuss the Company entering into a definitive merger agreement, dated May 9, 2010, under which an entity controlled by Mill Road Capital, L.P., a Connecticut-based private investment firm, will acquire all of the Company’s outstanding shares in a cash merger transaction. Pursuant to the terms of the definitive merger agreement, the outstanding shares of common stock of the Company will be acquired for $8.70 per share. The aggregate transaction value is approximately $91 million.

A copy of the transcript for this call is attached as Exhibit 99.1 and incorporated herein by reference.

Important Additional Information

All parties desiring details regarding the transaction are urged to review the definitive agreement when it is available on the Securities and Exchange Commission’s, or SEC’s, website at www.sec.gov. In connection with the proposed transaction, Rubio’s will file with the SEC a proxy statement, and Rubio’s plans to file with the SEC other documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s website at www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Rubio’s Restaurants, Inc., Attention:  Frank Henigman, 1902 Wright Place, Suite 300, Carlsbad, CA 92008, or from Rubio’s website, www.rubios.com.  Rubio’s and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Rubio’s in favor of the proposed merger. Information regarding Rubio’s directors and executive officers is contained in Rubio’s Form 10-K filed with the SEC on March 26, 2010, as amended by the Form 10-K/A filed with the SEC on April 26, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC (when available).

Forward-Looking Statements

This document contains certain forward-looking statements about Rubio’s that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (2) the inability to complete the merger due to the failure to satisfy the other conditions to completion of the merger; (3) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (4) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Rubio’s SEC filings.  Many of the factors that will determine the outcome of the merger are beyond Rubio’s ability to control or predict. Rubio’s undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

99.1	Conference call transcript for May 10, 2010 regarding Rubio’s Restaurants, Inc.’s financial performance for the first quarter ended March 28, 2010 and announcement of Merger Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 10, 2010
RUBIO’S RESTAURANTS, INC.

By:  /s/ Frank Henigman

Frank Henigman, Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Conference call transcript for May 10, 2010 regarding Rubio’s Restaurants, Inc.’s financial performance for the first quarter ended March 28, 2010 and announcement of Merger Agreement.